UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported) October 31, 2006
CRAWFORD & COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554

(Commission File Number)	(IRS Employer Identification No.)

5620 Glenridge Drive, N.E., Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Completion of Acquisition of Broadspire Management Services, Inc.
     On October 31, 2006, Crawford & Company (the “Company”) completed the acquisition (the “Acquisition”) of Broadspire Management Services, Inc. (“Broadspire”) pursuant to a Stock Purchase Agreement dated as of August 18, 2006 (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, the Company purchased all of the outstanding capital stock of Broadspire from Platinum Equity, LLC (“Platinum”). As a result of the Acquisition, Broadspire became a wholly-owned subsidiary of the Company. In connection with the closing of the Acquisition, on October 31, 2006 the Company and Platinum entered into Amendment No. 1 to the Stock Purchase Agreement (the “Amendment”). The Amendment provides for the assignment and assumption of certain excluded assets and liabilities under the Stock Purchase Agreement.
     Broadspire is a third-party administrator offering a comprehensive integrated platform of casualty claim and medical management services.
     The aggregate purchase price paid by the Company pursuant to the Stock Purchase Agreement, exclusive of certain transaction costs and expenses, was approximately $150 million, all of which was funded through cash borrowings under the Credit Agreement described below.
     This description of the Stock Purchase Agreement is qualified in its entirety by reference to the definitive Stock Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 21, 2006. The Stock Purchase Agreement is incorporated by reference herein, and the Amendment is filed as Exhibit 2.2 to this Current Report on Form 8-K.
     On October 31, 2006, the Company issued a press release announcing the completion of the acquisition of Broadspire, a copy of which is attached hereto as Exhibit 99.1.
Credit Agreement
     On October 31, 2006, the Company entered into a Credit Agreement by and among the Company and Crawford & Company International, Inc. (“International”; Crawford and International are collectively referred to as the “Borrowers”), the lenders party thereto (collectively, the “Lenders”), and SunTrust Bank, as Issuing Bank and Administrative Agent for the Lenders (the “Credit Agreement”).
     The Credit Agreement provides for a maximum available borrowing capacity of $310 million, comprised of (i) a term loan facility in the principal amount of $210 million and (ii) a revolving credit facility in the principal amount of $100 million with a swingline subfacility, a letter of credit subfacility, and a foreign currency sublimit. Each of the direct and indirect domestic subsidiaries of the Borrowers, including Broadspire and its domestic subsidiaries, guarantee the obligations of the Borrowers under the Credit Agreement pursuant to a Subsidiary Guaranty Agreement (the “Guaranty”). The Borrowers’ obligations under the Credit Agreement and the subsidiary guarantors’ obligations under the Guaranty are secured by a pledge of all of their respective personal property and mortgages over certain of their owned and leased properties.
     The Credit Agreement contains customary representations, warranties and covenants, including covenants limiting liens, indebtedness, guaranties, mergers and consolidations, substantial asset sales, investments and loans, sale and leasebacks, restrictions on dividends and distributions, and other fundamental changes. In addition, the Credit Agreement contains covenants to the effect that Crawford will maintain a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum consolidated net worth.
     In the event of a default by the Borrowers under the Credit Agreement, the Lenders may terminate the commitments under the Credit Agreement and declare the amounts outstanding, including all accrued interest and unpaid fees, payable immediately. In addition, the Lenders may enforce any and all rights and remedies created under the Credit Agreement, the Guaranty or the other collateral documents described in the Credit Agreement, or applicable law. For events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding become payable immediately.
     SunTrust Bank holds certain shares of Class B Common Stock in fiduciary capacities and exercises voting authority with respect to such shares. SunTrust was previously a lender to the Company under the Prior Credit Agreement described below. In addition the Company also maintains a normal commercial banking relationship with SunTrust, which serves as trustee and investment manager for the Crawford & Company Retirement Plan and the Crawford & Company Employee Disability Income Plan. SunTrust also processes checks relating to loss fund accounts, which are used for payment of the Company’s clients’ claims. E. Jenner Wood, III, a director of the Company, is Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, Central Group. J. Hicks Lanier and Larry L. Prince, directors of the Company, are also Directors of SunTrust Banks, Inc.
     On October 31, 2006, the Borrowers borrowed approximately $236.6 million under the Credit Agreement in connection with the closing of the Acquisition and the refinancing of the Prior Credit Agreement as described below. In addition, commitments under letters of credit totaling approximately $21.1 million were made under the letters of credit subfacility under the Borrowers' new Credit Agreement at closing.
     This description of the Credit Agreement and the related transactions is qualified in its entirety by reference to the definitive Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 1.02 Termination of a Material Definitive Agreement
     Simultaneously with entering into the Credit Agreement discussed in Item 1.01 above, the Company terminated the First Amended and Restated Credit Agreement, dated September 30, 2005, by and among the Company and International, as borrowers, the lenders party thereto and SunTrust Bank, as administrative agent for the lenders, as amended (as so amended, the “Prior Credit Agreement”). In connection with the termination of the Prior Credit Agreement, the Company repaid all amounts outstanding under the Prior Credit Agreement, including approximately $26.5 million in outstanding indebtedness and related fees and expenses of approximately $22,500.
     This description of the Prior Credit Agreement and the related transactions is qualified in its entirety by reference to the definitive Prior Credit Agreement, a copy of which has previously been filed as an exhibit to the Company’s Current Report on Form 8-K filed October 5, 2005, and the amendments to which have previously been filed as exhibits to the Company’s Current Reports on Form 8-K filed on June 22, 2006, August 18, 2006 and October 5, 2006.
     Simultaneously with entering into the Credit Agreement discussed in Item 1.01 above, the Company terminated the Note Purchase Agreement, dated September 30, 2003, as amended on September 30, 2005, June 16, 2006, and October 13, 2006, by and among the Company and International, as issuers, and the purchasers party thereto (the “Note Purchase Agreement”). In connection with the termination of the Note Purchase Agreement, the Company repaid all amounts outstanding under the Note Purchase Agreement, including principal and accrued interest of approximately $50.1 million. The Company incurred prepayment penalties of $755,861 in connection with the early termination of the Note Purchase Agreement.
     This description of the Note Purchase Agreement and the related transactions is qualified in its entirety by reference to the definitive Note Purchase Agreement, as amended, a copy of which has previously been filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and the amendment to which has previously been filed as exhibits to the Company’s Current Reports on Form 8-K filed on October 5, 2005, June 22, 2006 and October 30, 2006.
Item 2.01 Completion of Acquisition or Disposition of Assets
     The information provided in Item 1.01 is incorporated herein by reference.

          The Company will file with the Securities and Exchange Commission within 71 calendar days after the deadline for filing this report the financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation
          The description of the Credit Agreement and the Borrowers’ borrowings under the Credit Agreement in Item 1.01 above is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits
          (a) Financial Statements of Business Acquired
          The required financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this report.
          (b) Pro Forma Financial Information
          The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this report.
          (d) Exhibits
     The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of August 18, 2006, by and between Crawford & Company and Platinum Equity, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 21, 2006).

2.2	Amendment No. 1, dated as of October 31, 2006, to Stock Purchase Agreement, dated as of August 18, 2006, by and between Crawford & Company and Platinum Equity, LLC.

10.1	Credit Agreement, dated as of October 31, 2006, by and among Crawford & Company and Crawford & Company

Exhibit Number	Description
International, Inc., the lenders party thereto and SunTrust Bank, as Administrative Agent and Issuing Bank.

10.2	First Amended and Restated Credit Agreement, dated September 30, 2005, by and among Crawford & Company and Crawford & Company International, Inc. as borrowers, the lenders party thereto and SunTrust Bank, as administrative agent, as amended by Amendment No. 1, dated June 16, 2006, Amendment No. 2, dated August 15, 2006, and Amendment No. 3, dated September 21, 2006 (incorporated by reference to the Company’s Current Reports on Form 8-Ks filed October 5, 2005, June 22, 2006, August 18, 2006 and October 5, 2006, respectively).

10.3	Note Purchase Agreement, dated September 30, 2003, by and among Crawford & Company and Crawford & Company International, Inc., as issuers, and the purchasers party thereto, as amended by Waiver and Amendment No. 1, dated as of September 30, 2005, Waiver and Amendment No. 2 dated as of June 16, 2006 and Amendment No. 3, dated as of October 13, 2006 (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and to Exhibits 10.2, 10.2 and 10.1 to the Company’s Current Reports on Form 8-K filed on October 5, 2005, June 22, 2006 and October 30, 2006, respectively).

99.1	Press release dated October 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY
By:	/s/ Allen W. Nelson
Allen W. Nelson
Executive Vice President - General Counsel & Corporate Secretary

Dated: November 2, 2006